Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

SunEdison Semiconductor, Inc.:

We consent to the use of our report included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG LLP

St. Louis, Missouri

December 13, 2013